UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 23, 2015, Simpson Manufacturing Co., Inc., announced its first quarter 2015 results in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (“Annual Meeting”) was held on April 21, 2015. The following nominees were elected as directors by the votes indicated:

				Broker	Term
	For	Against	Abstain	Non-Votes	Expires*

Jennifer A. Chatman	42,559,730	1,165,234	15,297	2,648,358	2018
Robin G. MacGillivray	43,140,369	584,594	15,298	2,648,358	2018
______________
* The term expires on the date of the Annual Meeting in the year indicated.

The terms as directors of James S. Andrasick, Karen Colonias, Gary M. Cusumano, Thomas J Fitzmyers, Celeste Volz Ford and Peter N. Louras, Jr. continued after the meeting.

The following proposals were also adopted at the Annual Meeting by the vote indicated:

				Broker
	For	Against	Abstain	Non-Votes
Approve the amended and restated Simpson Manufacturing Co., Inc. 2011 Incentive Plan	35,325,074	8,355,423	59,764	2,648,358
Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2015	45,761,220	609,278	18,121	N/A

Our stockholders approved, in an advisory (non-binding) vote, the compensation of our Named Executive Officers. The result of the advisory (non-binding) vote on the compensation of our Named Executive Officers was as follows:

			Broker
For	Against	Abstain	Non-Votes

23,857,145	18,815,317	1,067,799	2,648,358

Item 9.01 Financial Statements and Exhibits

Exhibit No.        Description

Exhibit 99.1        Press Release dated April 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	April 23, 2015	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer

3